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                                                                  Exhibit 99.1.1

                                 SCHWAB TRUSTS,
                         SCHWAB TEN TRUST, 2003 SERIES B

                            REFERENCE TRUST AGREEMENT

     This Reference Trust Agreement (the "Agreement") dated August 26, 2003, among Charles Schwab & Co., Inc. and Hennion & Walsh, Inc., as Depositors, Hennion & Walsh Asset Management, Inc., as Portfolio Supervisor and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Schwab Trusts, Schwab Ten Trust, 2003 Series B, and Subsequent Series, Trust Indenture and Agreement" dated August 26, 2003, and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

     WHEREAS, this Agreement is a Reference Trust Agreement as defined in
Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

     WHEREAS, the Depositors wish to deposit Securities, and any Additional Securities as listed on any Addenda hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Section 2.5 of the Indenture; and

     NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositors, the Portfolio Supervisor and the Trustee agree as follows:


                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

     Section 2. This Reference Trust Agreement may be amended and modified by Addenda, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositors, Portfolio Supervisor and Trustee hereby agree that their respective

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representations, agreements and certifications contained in the Closing
Memorandum dated August 26, 2003, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that there has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.


                                    Part II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     Section 1. The following special terms and conditions are hereby agreed to:

          (a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of Schwab Ten Trust (the "Prospectus") have been deposited in the Trust under this Agreement (see "Portfolio" in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

          (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 14,998.

          (c) For the purposes of the definition of Unit in item (24) of Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/14998 as of the date hereof.

          (d) The term Record Date shall mean the fifteenth day of June and December commencing on December 15, 2003.

          (e) The term Distribution Date shall mean the last business day of December 2003 and June 2004.

          (f) The First Settlement Date shall mean August 29, 2003.

          (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the initial public offering period.

          (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the largest number of Units outstanding at any time during the period for which the compensation is being computed:

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rate per 100 units                  number of Units outstanding

$0.90                               first 5,000,000 or less
$0.84                               next 5,000,001 - 10,000,000
$0.78                               next 10,000,001 - 20,000,000
$0.66                               next 20,000,001 or more

          (i) For purposes of Section 7.4, the maximum annual portfolio supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

          (j) The Termination Date shall be September 27, 2004, or the earlier disposition of the last Security in the Trust.

          (k) The fiscal year for the Trust shall end on June 30 of each year.

          (l) For purposes of Section 3.16, the Trust will have a Deferred Sales Charge as specified in and as permitted by the Prospectus.

     IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]

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                            CHARLES SCHWAB & CO, INC.
                                    Depositor

                                         By: /s/  JIM WHITE
                                             -----------------------------
                                             Authorized Signator


STATE OF CALIFORNIA     )
                        : ss:
COUNTY OF MATEO         )

                  On this 21st day of August, 2003, before me personally appeared Jim White, to me known, who being by me duly sworn, said that he is an Authorized Signator of Charles Schwab & Co., Inc. the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                                  /s/ BANG D. PHO
                                         ---------------------------------
                                                   Notary Public

                                         BANG D. PHO
                                         NOTARY PUBLIC, California
                                         Comm. # 1400228
                                         SAN MATEO COUNTY
                                         My Comm. Expires Feb. 13, 2007



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                              HENNION & WALSH, INC.
                                    Depositor

                                         By: /s/  William W. Walsh
                                             -----------------------------
                                             Authorized Signator


STATE OF NEW JERSEY                         )
                                            : ss:
COUNTY OF PARSIPPANY                        )

     On this 21st day of August, 2003, before me personally appeared William W. Walsh, to me known, who being by me duly sworn, said that he is an Authorized Signator of Hennion & Walsh, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                                /s/ Linda Rodriguez
                                         ---------------------------------
                                                   Notary Public

                                         LINDA D. RODRIGUEZ
                                         NOTARY PUBLIC, STATE OF NEW JERSEY
                                         Commission Expires 3/15/2006

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                              THE BANK OF NEW YORK
                                     Trustee

                                         By: /s/ Irene Guglielmo
                                             ------------------------------
                                             Vice President


STATE OF NEW YORK            )
                             : ss:
COUNTY OF NEW YORK           )

     On this 22nd day of August, 2003, before me personally appeared Irene Guglielmo, to me known, who being by me duly sworn, said that he/she is an Authorized Signator of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he/she signed his/her name thereto by like authority.

                                              /s/ Emanuel T. Lytle, Jr.
                                         ---------------------------------
                                                    Notary Public

                                          Notary Public State of New York
                                          No. 41-4696933
                                          Qualified in Queens County
                                          Commission Expires April 30, 2007

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                     HENNION & WALSH ASSET MANAGEMENT, INC.
                              Portfolio Supervisor

                                          By: /s/  William W. Walsh
                                              ------------------------------
                                              Authorized Signator

STATE OF NEW JERSEY                         )
                                            : ss:
COUNTY OF PARSIPPANY                        )

                  On this 21st day of August, 2003, before me personally appeared William W. Walsh, to me known, who being by me duly sworn, said that he is an Authorized Signator of the Portfolio Supervisor, one of the entities described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the sole member of said limited liability company.

                                                 /s/ Linda Rodriguez
                                         ---------------------------------
                                                    Notary Public

                                         LINDA D. RODRIGUEZ
                                         NOTARY PUBLIC, STATE OF NEW JERSEY
                                         Commission Expires 3/15/2006

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